Exhibit 2.2

BYLAWS

OF

VOLTA STREAMING INC.

AUGUST 23, 2024

BYLAWS
OF

VOLTA STREAMING INC.

Adopted by the Board of Directors on August 23, 2024

Article 1. Corporate Offices

SECTION 1.1 Registered Office.

The registered office shall be, as from time to time, set forth in the company’s Articles of Incorporation.

SECTION 1.2 Other Offices.

The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

Article 2. Meetings of Shareholders

SECTION 2.1 Place of Meetings.

Meetings of shareholders shall be held at any place, either within or without the State of Nevada, as may be designated by the board of directors or in the manner provided in these bylaws.

SECTION 2.2 Annual Meeting.

The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.

SECTION 2.3 Special Meeting.

A special meeting of the shareholders may be called at any time only by the chairman of the board, by the chief executive officer, by the president or by the board of directors pursuant to a resolution adopted by a majority of the total number of directors that the corporation would have if there were no vacancies. No business may be transacted at such special meeting otherwise than specified in such notice.

SECTION 2.4 Notice of Shareholders' Meetings.

All notices of meetings with shareholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

SECTION 2.5 Manner of Giving Notice; Affidavit of Notice.

Written notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 2.6 Quorum.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum is not present or represented at any meeting of the shareholders, then either (i) the chairman of the meeting or (ii) the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

SECTION 2.7 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 2.8 Presiding Officer and Secretary; Conduct of Business.

Meetings of the shareholders shall be presided over by the chairman, or if the chairman is not present, by any vice chairman, or if the chairman or vice chairman is not present or if the corporation shall not have a chairman or vice chairman, by the chief executive officer, or if neither the chairman nor the vice chairman or chief executive officer is present, by a chairman chosen by a majority of the shareholders present at such meeting. The secretary or, in the secretary's absence, an assistant secretary shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, a majority of the shareholders present at such meeting shall choose any person present to act as secretary of the meeting.

SECTION 2.9 Voting.

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of these bylaws, subject to the provisions of the Nevada General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the articles of incorporation, each shareholder shall be entitled to one vote for each share of capital stock held by such shareholder. At any meeting of shareholders (at which a quorum is present to organize the meeting), all matters, except as otherwise provided by statute, by the articles of incorporation or by these bylaws, shall be decided by the majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken.

SECTION 2.10 Waiver of Notice.

Whenever notice is required to be given under any provision of the Nevada General Corporation Law or of the articles of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

SECTION 2.11 Record Date for Shareholder Notice; Voting.

In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the board of directors does not so fix a record date:

(i)      The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)      The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

SECTION 2.12 Proxies.

Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by a written proxy, signed by such shareholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after six (6) months from its date, unless the proxy is coupled with an interest or the proxy provides for a longer period. A proxy shall be deemed signed if such shareholder's name is placed on the proxy by any reasonable means including, but not limited to, by facsimile signature, manual signature, typewriting, telegraphic transmission or otherwise, by such shareholder or such shareholder's attorney-in-fact.

Article 3. Directors

SECTION 3.1 Powers.

Subject to the provisions of the Nevada General Corporation Law and any limitations in the articles of incorporation or these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

SECTION 3.2 Number of Directors.

Except as otherwise provided in the articles of incorporation, the board of directors shall consist of between one and nine persons, the number to be fixed from time to time by the Board of Directors. The number of directors may be changed by a resolution of the board of directors, or by a duly adopted amendment to the articles of incorporation. At each annual meeting of shareholders, the shareholders shall elect directors to serve a one-year term. A director shall hold office until the annual shareholder meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any additional director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the directors, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

SECTION 3.3 Election and Qualification of Directors.

Directors need not be shareholders unless so required by the articles of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

SECTION 3.4 Resignation and Vacancies.

Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the articles of incorporation or these bylaws:

(i)      Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)      Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the articles of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of the articles of incorporation or these bylaws.

SECTION 3.5 Place of Meetings; Meetings by Telephone.

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Nevada.

Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board of directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

SECTION 3.6 Regular Meetings.

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

SECTION 3.7 Special Meetings.

Special meetings of the board of directors may be called by the chairman, the chief executive officer, the president, or the secretary or by any two (2) or more directors then serving on at least one (1) day's notice to each director given by one of the means specified in Section 3.9 hereof other than by mail, or on at least three (3) days' notice if given by mail. Special meetings shall be called by the chairman, chief executive officer, president or secretary in like manner and on like notice on the written request of any two (2) or more of the directors then serving.

SECTION 3.8 Quorum.

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the article of incorporation, or these bylaws. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

SECTION 3.9 Notice Procedure.

Whenever, under provisions of any statutes, the article of incorporation or these bylaws, notice is required to be given to any director, such notice shall be deemed given effectively if given in person, by telephone or any other comprehensible means, by mail addressed to such director at such director's address as it appears in the records of the corporation, with postage paid thereon, or by telegram, telex, telecopy, email or other electronic communication or similar means addressed as aforesaid.

SECTION 3.10 Waiver of Notice.

Whenever notice is required to be given under any provision of the Nevada General Corporation Law, the articles of incorporation, or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

SECTION 3.11 Board Action by Written Consent Without a Meeting.

Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

SECTION 3.12 Reduction of Directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

Article 4. Committees

SECTION 4.1 Committees of Directors.

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority (i) approving or adopting or recommending to the shareholders, any action or matter expressly required by the Nevada General Corporation Law to be submitted to shareholders for approval or (ii) adopting, amending, or repealing any bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the articles of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to the Nevada General Corporation Law.

Article 5. Officers

SECTION 5.1 Officers.

The officers of the corporation shall consist of a president, a secretary and a treasurer, who shall be elected by the Board of Directors, and may consist of additional officers including, one or more vice presidents (who may be designated as vice presidents, senior vice presidents or executive vice presidents), as appointed by the board of directors or the chief executive officer. The corporation may have such additional or assistant officers (sometimes referred to as "additional officers") as the board of directors or chief executive officer may deem necessary for its business and may appoint from time to time.

The board of directors shall also have the authority, but shall not be required, to designate officers as the chief executive officer, chief financial officer, the chief operating officer or similar such titles. Any two or more offices may be held by the same person.

If a director/officer has not been designated as chairman, or if the designated chairman is not present, the board of directors shall elect a chairman from amongst its members to serve as chairman of the board of directors. The chairman shall preside at all meetings of the board of directors, and shall have such other powers as the board may determine.

SECTION 5.2 Appointment of Officers.

The officers of the corporation shall be appointed annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter, or may be left vacant. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer's earlier death, resignation, or removal.

Article 6. Indemnity

SECTION 6.1 Third Party Actions.

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

SECTION 6.2 Actions by or in the Right of the Corporation.

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding any other provision of this Article VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

SECTION 6.3 Successful Defense.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

SECTION 6.4 Determination of Conduct.

Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (1) by the board of directors or the executive committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. Notwithstanding the foregoing, a director, officer, employee or agent of the corporation shall be entitled to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in Sections 6.1 and 6.2 by petitioning a court of competent jurisdiction.

SECTION 6.5 Payment of Expenses in Advance.

Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who may be entitled to indemnification pursuant to Section 6.1 or 6.2, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI.

SECTION 6.6 Indemnity Not Exclusive.

The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

Article 7. Records and Reports

SECTION 7.1 Maintenance and Inspection of Records.

The corporation shall, either at its principal executive officer or at such place or places as designated by the board of directors, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any shareholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its shareholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in Nevada or at its principal place of business.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

SECTION 7.2 Inspection by Directors.

Any director shall have the right to examine the corporation's stock ledger, a list of its shareholders, and its other books and records for a purpose reasonably related to his position as a director. The Superior Court of the county of the corporation's registered office is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

SECTION 7.3 Annual Statement to Shareholders.

The board of directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

Article 8. General Matters

SECTION 8.1 Execution of Corporate Contracts and Instruments.

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 8.2 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Nevada General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

Article 9. Amendments

The bylaws of the corporation may be adopted, amended or repealed by the shareholders entitled to vote or by action of the Board of Directors.

Certification of Bylaws

of

Volta Streaming Inc.

(a Nevada corporation)

The undersigned, Secretary of Volta Streaming Inc., a Nevada corporation (the “Company”), hereby certifies that the attached Bylaws are a true and correct copy of the Bylaws of the Company in effect as of the date of this certificate.

Dated: August 23, 2024	Lee Michael Felty, Secretary

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